EXHIBIT 10.8

                            CHANNEL LICENSE AGREEMENT




THIS CHANNEL LICENSE AGREEMENT (this "Agreement") is entered into by and between BEA SYSTEMS, INC. ("BEA") and the party named below ("LICENSEE") as of July ____, 2001 (the "Effective Date") and shall remain in effect until the date three (3) years from the Effective Date (the "Expiration Date"). This Agreement includes the Pricing Schedule and Support Exhibits attached hereto and covers the following business models:


                                  [X]  Embedded Shipping
                                  [ ]  Embedded Hosting
                                  [ ]  Bundled Hosting

Each of the undersigned represents and warrants that he or she is duly authorized to sign this Agreement on behalf of the party he or she represents. Each party has read, understands and agrees to the terms and conditions of this Agreement.



BEA SYSTEMS, INC.                   RESONATE INC. ("LICENSEE")
a Delaware corporation              a Delaware corporation

ADDRESS FOR NOTICES:                ADDRESS FOR NOTICES:
2315 North First Street             385 Moffett Park Drive
San Jose, California 95131          Sunnyvale, CA 94089

Attention:  Legal Counsel           Attention:  General Counsel
Phone:      408-570-8000            Phone:      408.548.5500
Fax:        408-570-8901            Fax:        408.548.5681
URL:        http://www.bea.com      URL:        www.resonate.com




By:                                By:
-------------------------------    --------------------------------------------

Name:                              Name:   Peter Watkins
-------------------------------    --------------------------------------------

Title:                             Title:  President and Chief Executive Officer
-------------------------------    --------------------------------------------



BEA Rep:  Terry Kitagawa
-------------------------------





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

                            CHANNEL LICENSE AGREEMENT
                                   (CONTINUED)


1. DEFINITIONS. For purposes of this Agreement, the following terms are defined as below:

         "BEA SOFTWARE" means the object code software proprietary to BEA and listed on the Pricing Schedule, and its related proprietary documentation.

         "END USER" means an entity not affiliated with Licensee that has acquired a license to use the Value Added Solution for its own internal business purposes. End User does not include any entity that sells, resells, licenses, sublicenses, rents, leases or hosts the Value Added Solution; acts as a service bureau, ISV, VAR or OEM; or in any other way distributes the Value Added Solution to any third party.

         "END USER AGREEMENT" means a written agreement between Licensee and an End User, which agreement is either signed by both parties or is in "shrinkwrap" or "clickwrap" form, covering the use of a Value Added Solution by such End User. Such End User Agreement must not be inconsistent with or less protective of BEA's proprietary and intellectual property rights in any BEA Software than the terms of this Agreement.

         "RESELLER" means a third party that is authorized by Licensee to distribute the Licensee products or services. For purposes of this Agreement, a Reseller may include distributors, systems integrators, and original equipment manufacturers.

         "VALUE ADDED SOLUTION(S)" means the Licensee product(s) or service(s) described on the Pricing Schedule attached hereto.

2. LICENSE GRANTS. Each of the license grants below are limited to the Territory specified on the Pricing Schedule and subject to all of the terms of this Agreement, including payment of all associated fees and compliance with all the applicable Restrictions stated below and any additional Restrictions that may be stated on the Pricing Schedule. Licensee shall not under any circumstances attempt, or knowingly permit or encourage any End User or other third party, to decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code for the BEA Software except and only to the extent permissible by applicable law despite this prohibition. No third-party software that is provided with the BEA Software may be used separately from the BEA Software. Licensee may not disclose to any third party the results of its independent performance benchmarks of the BEA Software without BEA's prior written consent. Licensee shall not copy the BEA Software except as explicitly authorized below. The BEA Software is licensed, not sold, to Licensee. All rights not specifically granted herein shall be retained by BEA. Licensee shall not remove, efface or obscure any copyright or other proprietary notices or legends from any BEA Software and shall reproduce all such notices and legends if licensed below to reproduce the BEA Software.

2.1. DEVELOPMENT USE LICENSE. If the Pricing Schedule attached hereto sets forth Development Use License Fees, then BEA grants to Licensee a non-exclusive, non-transferable license to use the BEA Software to design, develop and/or test Licensee applications, on premises owned by Licensee or operated on Licensee's behalf by a third party under confidentiality obligations to Licensee that are no less restrictive than those contained herein.

2.2. EMBEDDED SHIPPING USE LICENSE. If the Pricing Schedule attached hereto sets forth Embedded Shipping Use License Fees, then subject to the first five (5) Restrictions (as defined below), BEA grants Licensee a non-exclusive, non-transferable license (i) to integrate the BEA Software into the Value Added Solutions; (ii) to reproduce the BEA Software as integrated into the Value Added Solutions, (iii) to sublicense its reproduction rights to its Resellers, as appropriate, and only for purposes of performing its rights hereunder, and (iv) to distribute the BEA Software as integrated into the Value Added Solutions, either directly or indirectly through its Resellers, solely to End Users who are subject to an End User Agreement.

2.3. EMBEDDED HOSTING USE LICENSE. If the Pricing Schedule attached hereto sets forth Embedded Hosting Use License Fees, then subject to the first five (5) Restrictions set forth below, BEA grants Licensee a non-exclusive, non-transferable license (i) to integrate the BEA Software into the Value Added Solutions; (ii) to reproduce the BEA Software as integrated into the Value Added Solutions, (iii) to sublicense its reproduction rights to its Resellers, as appropriate, and only for the purpose of performing its rights hereunder, and
(iv) to host the BEA Software as integrated into the Value Added Solutions solely on Licensee's premises or premises operated on behalf of Licensee by a third party, including Resellers, under confidentiality obligations to Licensee that are no less restrictive than those contained herein, for access over the Internet by End Users who are subject to an End User Agreement.

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2.4. BUNDLED HOSTING USE LICENSE. If the Pricing Schedule attached hereto sets forth Bundled Hosting Use License Fees, then subject to the first three (3) Restrictions and the last Restriction set forth below, BEA grants Licensee a non-exclusive, non-transferable license (i) to integrate the BEA Software into the Value Added Solutions; and (ii) to host the BEA Software as integrated into the Value Added Solutions solely on Licensee's premises or premises operated on behalf of Licensee by a third party under confidentiality obligations to Licensee that are no less restrictive than those contained herein, for access over the Internet by End Users who are subject to an End User Agreement.

2.5. RESTRICTIONS. Without limitation on any other restrictions set forth in this Agreement, the following Restrictions apply to the above license grant subsections as stated therein:

        2.5.1. Licensee may not, under any circumstances, grant a license to an End User to use the BEA Software or any of its APIs as standalone products, or itemize the fees for the BEA Software separately from the fees for the Value Added Solution on an invoice to an End User;

        2.5.2. Licensee may not integrate the BEA Software itself with any products or services other than the Value Added Solutions without first obtaining BEA's prior written consent; provided that the Value Added Solutions may be integrated with other products or services;

        2.5.3. Licensee's End User Agreement shall prohibit an End User from attempting, or knowingly permitting or encouraging others to attempt, to decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code of all or any portion of the BEA Software or the Value Added Solution except and only to the extent permissible by applicable law despite such prohibition;

        2.5.4. Each Value Added Solution must be developed so that none of the APIs of the BEA Software is accessible to End Users either directly or via an abstraction on top of the API;

        2.5.5. Licensee's End User Agreement shall prohibit an End User from using the BEA Software or any of its APIs in any manner except indirectly in connection with the use of the Value Added Solution(s), and running any third party software on the BEA Software or any of its APIs without first purchasing a license for either such use from BEA;

        2.5.6. Licensee may not host more than one End User on the same unit of BEA Software; however, during the term of this Agreement, Licensee may reassign units of BEA Software from one End User to another subject to the Re-Use Fees set forth on the Pricing Schedule (as that term is defined therein).

2.6. LICENSEE CERTIFICATION. Licensee represents and warrants to and for the benefit of BEA that each Value Added Solution will significantly enhance the features and/or functionality of the BEA Software and that each Value Added Solution is substantially different from and does not compete with any BEA product on the BEA Price List that is current as of the Effective Date.

2.7. EVIDENCE OF COMPLIANCE. Upon request of BEA, Licensee shall promptly, and in any event within thirty (30) days, provide BEA with any and all evidence reasonably necessary to confirm Licensee's compliance with the provisions of this Section 2 and all its subsections.

2.8. DELIVERY. As soon as reasonably practical, BEA shall deliver the BEA Software to Licensee on compact disc or by allowing Licensee to download the BEA Software from a designated website and shall deliver code that will enable Licensee's use of the BEA Software as provided under this Agreement.

3. FEES.

3.1. FEES. Licensee shall owe to BEA the License Fees, annual Support Fees (as those terms are defined in the Pricing Schedule) and any other fees as set forth on the Pricing Schedule. Unless otherwise explicitly stated in this Agreement, payments of all fees due under this Agreement are due thirty (30) days from the date of invoices. All payments are non-cancelable and non-refundable. Late payments shall be subject to an interest charge of 1% per month. Licensee agrees to provide BEA with a Utilization Report quarterly (unless another frequency is specified in the Pricing Schedule). "Utilization Report" means a report containing the names of all Resellers, the names of End Users using the Value Added Solution, the amount of use in the previous quarter, and the BEA License and Support Fees due, including the Net Revenue (as that term is defined in the Pricing Schedule) per transaction upon which License Fees are based, if the Pricing Schedule indicates that License Fees are based on a Percentage of Net Revenue. Such License and Support Fees will be reported and paid on a calendar quarterly basis within thirty (30) days after the end of the quarter. Utilization Reports should be sent to BEA Systems, Inc., Attention: Finance Department, 2315 North First Street, San Jose, California, 95131.


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

3.2. AUDIT. Licensee agrees, and Licensee will ensure that Resellers agree, to maintain complete and accurate accounting records, in accordance with generally accepted accounting practices, to support and document all fees payable in connection with this Agreement for three (3) years after the fees relating to such records have been accrued and paid. Licensee agrees, and Licensee will ensure that Resellers agree, to allow BEA or an independent auditor to audit its and Resellers' records to determine compliance or noncompliance with this Agreement. BEA will give Licensee, or Reseller, as applicable, ten (10) or more days prior written notice, and will conduct the audit during regular business hours. If the auditor determines that Licensee or any Reseller is not in material compliance with this Agreement, Licensee or such Reseller shall promptly remedy any such non-compliance and will bear the expenses of the audit.

3.3. TAXES. Licensee shall be responsible for any sales or use or other taxes (other than taxes based on BEA's net income) to the extent that any such taxes may arise in connection with this Agreement.

4. WARRANTIES AND SUPPORT.

4.1. LIMITED WARRANTY. BEA warrants that for a period of ninety (90) days following delivery to Licensee, the BEA Software will perform substantially in accordance with the accompanying BEA documentation. BEA does not warrant that the BEA Software will be error-free or will operate without interruption. Licensee's exclusive remedy for breach of the warranty contained in this Section
4.1 shall be, at BEA's discretion, the correction of any such failure to perform, or refund of the license fee paid by Licensee with respect to such non-conforming BEA Software.

4.2. BEA WARRANTY DISCLAIMER. THE FOREGOING LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BEA shall have no liability with respect to claims relating to or arising from the use of non-BEA products or services, even if BEA recommended, referred or introduced Licensee to such products or services.

4.3. LICENSEE'S SUPPORT TO END USERS. Licensee will be responsible for providing First Line Support (as defined herein) to each End User to which it licenses a Value Added Solution and to Resellers. "First Line Support" includes (i) notifying BEA's support organization immediately by phone if an End User has a Severity 1 Production Down (as that term is defined in the Support Services Exhibit attached hereto) support case, (ii) providing software installation and ongoing "how to" support to its End Users, and (iii) diagnosing problems that require maintenance. First Line Support is described in more detail in the First Line Support Exhibit attached hereto. Licensee represents that its staff is trained to provide First Line Support. BEA reserves the right to require Licensee's staff to seek additional training if, in BEA's opinion, Licensee is not providing adequate First Line Support.

4.4. BEA'S SUPPORT TO LICENSEE. For one (1) year from the Effective Date, provided that Licensee pays the annual Support Fees shown on the Pricing Schedule, BEA will provide annual Support Services to the two (2) Support Contacts named on the Pricing Schedule at the Support Level (as that term is defined in the Support Services Exhibit attached hereto) indicated on the Pricing Schedule. "Support Services" are described in the Support Services Exhibit attached hereto. For the purposes of defining Support Services, the term "Customer" in the Support Services Exhibit shall apply to Licensee. Licensee may renew Annual Support Services at the then-current fees and policies provided that Licensee notifies BEA in the Utilization Report provided by Licensee in the quarter prior to the expiration of an annual support term of its desire to renew Support Services for the following year. Expiration or termination of this Agreement shall not preclude Licensee from renewing annual Support Services in accordance with BEA's then-current fees and policies.

5. INDEMNIFICATION.

5.1. BEA INDEMNITY. BEA shall indemnify, defend and hold Licensee harmless from and against any claim that the BEA Software as used within the scope of this Agreement infringes the copyright, trademark, trade secret or United States patent issued as of the Effective Date of any third party, provided that (i) Licensee notifies BEA promptly in writing of the claim; (ii) BEA has sole control of the defense and all related settlement negotiations; and (iii) Licensee provides BEA with all necessary assistance, information, and authority to perform the above.

5.2. EXCLUSIONS. BEA shall have no liability for any claim of infringement based on (i) use of other than the latest commercially available version of the BEA Software provided by BEA to Licensee, to the extent the infringement would have been avoided by use of such version; (ii) modification of the BEA Software by Licensee to the extent the infringement would have been avoided without such modification; or (iii) the combination or use of the BEA Software with materials not furnished by BEA to the extent such infringement would have been avoided by use of the BEA Software alone.


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

5.3. ALTERNATIVES. In the event the BEA Software is held to, or BEA believes is likely to be held to, infringe any third party copyright, trademark, trade secret or United States patent issued as of the Effective Date, BEA shall have the right at its sole option and expense to (i) substitute or modify the BEA Software so that it is non-infringing, while retaining equivalent features and functionality; or (ii) obtain for Licensee a license to continue using the BEA Software under commercially reasonable terms; or (iii) if (i) and (ii) are not reasonably practicable, terminate this Agreement as to the infringing BEA Software and return to Licensee any license fees paid by Licensee hereunder with respect thereto, amortized over a period of three years, which period the parties agree represents the useful life of the BEA Software.

5.4. SOLE OBLIGATION. The foregoing states the sole obligation and exclusive liability of BEA, and Licensee's sole recourse and remedy, for any infringement or claim of infringement by the BEA Software.

5.5. LICENSEE INDEMNITY. Licensee agrees to indemnify, defend and hold BEA harmless from and against any costs, losses, liabilities, claims or expenses (including attorneys' fees) arising out of: (i) any claim that any Value Added Solution infringes on the intellectual property or proprietary rights of any third party, except to the extent such infringement is caused solely by the BEA Software; or (ii) the distribution of any Value Added Solution by Licensee or any third party; or (iii) the use of any Value Added Solution by any End User or third party.

6. TERM AND TERMINATION. This Agreement shall become effective on the Effective Date and remain in effect until the Expiration Date unless earlier terminated as provided below. Either party may terminate this Agreement for cause upon thirty days written notice to the other party provided that the breaching party does not cure within such thirty (30) day period. Cause for termination shall include but not be limited to breach of a material obligation, bankruptcy or insolvency, or failure to pay. Upon termination of this Agreement, all licenses granted to Licensee pursuant to this Agreement shall automatically terminate. The foregoing notwithstanding, any Development Use licenses or Internal Production Use licenses to the BEA Software granted to Licensee under this Agreement shall remain in effect so long as such licenses are used in accordance with the respective license grant contained herein. Furthermore, any licenses to the Value Added Solution properly granted to an End User under this Agreement shall remain in effect so long as such licenses are used in accordance with the respective license grant contained in the End User Agreement. This Section 6 and the Definitions, Audit, BEA Warranty Disclaimer, Confidentiality, Limitation of Liability, Consequential Damages Waiver, and Miscellaneous Sections and any outstanding obligations to submit any reports or pay any fees shall survive termination or expiration of this Agreement. Annual Support Services may be separately renewed according to BEA's then current fees and policies.

7. CONFIDENTIALITY. Except as otherwise expressly provided in this Agreement, Licensee will hold all BEA Software in strict confidence. BEA and Licensee will hold in strict confidence the terms of this Agreement and any other information provided by one party to the other under this Agreement and identified as confidential or defined herein as Confidential Information. Utilization Reports shall be considered Confidential Information. A party's Confidential Information shall not include information that: (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party.

8. LIMITATION OF LIABILITY. BEA's entire liability to Licensee for damages in any way relating to this Agreement, regardless of the cause of action, shall not exceed two (2) times the amounts received by BEA under this Agreement.

9. CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR LICENSEE'S BREACH OF SECTION 2 OR
SECTION 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, LOST PROFITS OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. MISCELLANEOUS. BEA and Licensee are independent contractors. Licensee may not assign this Agreement by operation of law or otherwise, without the prior written consent of BEA, which shall not be unreasonably withheld. All notices between the parties shall be in writing and shall be sent by personal delivery or certified or registered mail (return receipt) to the "Address for Notices" indicated on the signature page of this Agreement. The laws of the State of California, other than choice of law rules, will govern this Agreement. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the Santa Clara County, California state or federal courts. Licensee agrees that the BEA Software is the valuable, proprietary and confidential property of BEA, and that any unauthorized use or disclosure of the BEA Software would cause BEA irreparable injury for which it would have no adequate remedy at law, and that BEA will be entitled to seek preliminary and other injunctive relief against any such unauthorized use or disclosure, in addition to any other remedies or rights that BEA might have. Licensee may not download, export or re-export the BEA Software except in compliance with all applicable laws and


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regulations, including United States export control restrictions. It is
Licensee's responsibility to comply with such restrictions as they may be amended from time to time. If any provision of this Agreement is held to be illegal, unenforceable or void, then each other provision will remain in effect. No failure of either party to enforce any provision of this Agreement shall be construed as a waiver of that or any other provision. This Agreement sets forth the entire agreement between the parties on the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements and representations between them, whether written or oral. This Agreement supersedes any conflicting terms in any purchase order or other document submitted by Licensee, whether or not formally rejected by BEA. This Agreement may be changed only in a writing signed by both parties. Neither party shall be liable for any delay or failure in performance, except for failure to pay fees, due to causes beyond its reasonable control.



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                      SUPPORT SERVICES EXHIBIT (CONTINUED)
                            SUPPORT SERVICES EXHIBIT

1. DEFINITIONS.

"ERROR" means a failure of the BEA Software to conform to the specifications set forth in the Documentation, resulting in the inability to use, or material restriction in the use of, the Software.

"MAINTENANCE RELEASE" means a subsequent version of the Licensed Software that includes Updates and/or Upgrades.

"UPDATE" means either a software modification or addition that, when made or added to the BEA Software, corrects the Error, or a procedure or routine that, when observed in the regular operation of the BEA Software, eliminates the practical adverse effect of the Error on Customer.

"UPGRADE" means a revision of the BEA Software released by BEA to its end user customers generally, during the Support Services Term, to add new and different functions or to increase the capacity of the Software. Upgrade does not include the release of a new product or added features for which there may be a separate charge.

2. BEA CUSTOMER SUPPORT SERVICES. To obtain Support Services for Software, Customer selects one (1) of the following four (4) levels of tiered Support Services on the Pricing Schedule, all of which include Maintenance Releases and
Upgrades: (a) BEA Operations Support (5x8); (b) BEA Enterprise Support (5x12);
(c) BEA Extended Operations Support (7x24); or (d) BEA Mission Critical Support
(7x24). A more detailed description may be found at (http://www.bea.com/support/programs.html).

3. UPDATES. BEA will make commercially reasonable efforts to provide an Update designed to solve or by-pass a reported Error. If such Error has been corrected in a Maintenance Release, Customer must install and implement the applicable Maintenance Release; otherwise, the Update may be provided in the form of a temporary fix, procedure or routine, to be used until a Maintenance Release containing the permanent Update is available. Customer shall reasonably determine the priority level of Errors, pursuant to the following protocols:

        a. Severity 1 Errors: BEA promptly initiates the following procedures:
        (1) assigns specialists to correct the Error on an expedited basis; (2) provides ongoing communication on the status of an Update; and (3) begins to provide a temporary workaround or fix. A Severity One Production Error means the (i) production system is severely impacted or completely shut down, or (ii) system operations or mission-critical applications are down. A "Severity One Development Error" means (i) an application is in final testing, facing a critical time frame of going into Production Use or (ii) entire development efforts are blocked.

        b. Severity 2 Errors: BEA assigns a BEA specialist to begin an Update, and provides additional, escalated procedures as reasonably determined necessary by BEA Support Services staff. BEA exercises commercially reasonable efforts to provide a workaround or include a fix for the Severity 2 Errors in the next Maintenance Release. A "Severity Two Production Error" means (i) the production system is functioning with limited capabilities, or (ii) is unstable with periodic interruptions, or (iii) mission critical applications, while not being affected, have experienced system interruptions. A "Severity Two Development Error" means (i) there is a time sensitive question impacting performance or deliverables, or (ii) a major subsystem under development is blocked.

        c. Severity 3 Errors: BEA may include an Update in the next Maintenance Release. A "Severity Three Production Error" means there (i) are errors in fully operational production systems, (ii) is a need to clarify procedures or information in documentation, or (iii) is a request for a product enhancement. A "Severity Three Development Error" means (i) there are errors in system development that may impact performance deliverables, (ii) a need to clarify procedures or information in documentation, or (iii) a request for product enhancement.

5. MAINTENANCE RELEASES AND UPGRADES. During the Support Services Term, BEA shall make the Maintenance Releases available to Customer if, as and when BEA makes any such Maintenance Release generally available to its customers. If a question arises as to whether a product offering is an Upgrade or a new product or feature, BEA's opinion will prevail, provided that BEA treats the product offering as a new product or feature for its end user customers generally.

6. CONDITIONS FOR PROVIDING SUPPORT. BEA's obligation to provide Support Services is conditioned upon the following: (a) Customer makes reasonable efforts to solve the problem after consulting with BEA; (b) Customer provides BEA with sufficient information and resources to correct the problem either at BEA's Customer Support Center or via dial-up access at Customer's site, as well as access to the personnel, hardware, and any additional software involved in discovering the problem; (c) Customer promptly installs all Maintenance Releases; or (d) Customer procures, installs and maintains all equipment, telephone lines, communication interfaces and other hardware necessary to operate the BEA Software.

7. TECHNICAL SUPPORT CONTACTS: The BEA Customer Support Center will provide telephone support to the two (2) contacts named on the Pricing Schedule. Technical Support Contacts will develop or support the BEA Software. They should be the only interface to the BEA Customer Support Center. In an emergency, a BEA Customer Support Engineer will begin working on a problem for an unauthorized contact on an exception basis subject to later verification and involvement of a named Technical Support Contact. Additional Technical Support Contacts may be available to Customer for an additional fee.

8. EXCLUSIONS FROM BEA'S SUPPORT SERVICES. BEA is not obligated to provide Support Services in the following situations: (a) the Software has been changed, modified or damaged (except if under the direct supervision of BEA); (b) the problem is caused by Customer's negligence, hardware malfunction or other causes beyond the reasonable control of BEA; (c) the problem is with third party software not licensed through BEA; (d) Customer has not installed and implemented Maintenance Release(s) so that the BEA Software is a version support by BEA; or (e) Customer has not paid the Support Services fees when due.

9. TERMINATION OF SUPPORT SERVICES. BEA reserves the right to discontinue the Support Services should BEA, in its sole discretion, determine that continued support for any Software is no longer economically practicable. BEA will give Customer at least six (6) months prior written notice of any such discontinuance of Support Services and will refund any unaccrued Support Services fees Customer may have prepaid with respect to the affected Software. BEA shall have no obligation to support or maintain any version of the BEA Software or operating system except (i) the then current version of the BEA Software and operating system, and (ii) the immediately preceding version of the BEA Software and operating system for a period of six (6) months after it is first superseded, or
(iii) if the fees Customer owes to BEA remain unpaid for more than sixty (60) days from the invoice date.



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                                PRICING SCHEDULE


                           FIRST LINE SUPPORT EXHIBIT



The following describes Licensee's responsibilities for providing maintenance and support to its End Users:

CALL COORDINATING RESPONSIBILITIES:

 - Open new cases/calls with proper End User and contact information;

 - Interpret End User request, create a "Case Title" and assign the case for resolution to the appropriate vendor or internal department based on the case type
   (i.e., operating system, RDBMS, application, hardware, or BEA Software);

 - For BEA Software, collect information on the part number, case type, severity level, operating system and BEA Software version and forward this information to Licensee's technical support operations team.


LICENSEE'S TECHNICAL SUPPORT OPERATIONS TEAM RESPONSIBILITIES:

 - Make initial technical contact with End User;

 - Modify "Case Title" if appropriate;

 - Confirm part number, case type, severity level, operating system and BEA Software version, and indicate Database Type if appropriate;

 - Request additional information from End User as needed and as appropriate for the BEA Product in use, for example:

         for BEA TUXEDO, BEA Jolt and BEA WebLogic
             Enterprise,  request the UBBCONFIG,
             USERLOG and the rolling patch level

         for BEA WebLogic Express, BEA WebLogic Server and BEA WebLogic Commerce Server, request the current WebLogic.log file and the weblogic.properties files

 - In Severity One Production Error cases, immediately identify BEA Software issues and report them to BEA's
   Customer Support Center by phone;

 - In all other cases, isolate and correct any informational, configuration, development and parameter type cases, or, on potential BEA Software issues, identify and capture logs, error messages and reproducible test cases;

 - Contact BEA's Customer Support Center to open any cases.





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

TERRITORY:  Worldwide

VALUE ADDED SOLUTION (NAME AND DESCRIPTION):

Commander Solutions Services Console: The enterprise e-business infrastructure monitoring and configuration console for Licensee's Commander Solutions. This services-based console consolidates and simplifies the management of complex and distributed web services and their underlying systems, applications, and network devices. The services console also enables IT departments to proactively meet service levels objectives that are required by the business units. The services console will allow IT departments to identify, trouble-shoot, and resolve problems which directly impact the availability and performance of important e-business services.

BEA SOFTWARE:

WebLogic Server Advantage Edition

LICENSE FEES:

         Development Licenses: BEA will provide Licensee with five (5) free development licenses of WebLogic Server (Licensee will pay for support). Any additional WebLogic Server Development Licenses (SDKs) will be purchased at $2500/seat less 50% partner discount, plus support.

         Consulting Fees: To assist Licensee in its development efforts, BEA will provide a 10% discount on any BEA Consulting Units (BCUs) purchased by Licensee during the term of this Agreement.

         Technical Support Training: In order to prepare Licensee to deliver First Line Support for WebLogic Server, BEA will provide License a discount of 15% for BEA WebLogic Server training classes.

         Deployment Licenses: Deployment license pricing is based on a percentage of Licensee's Net Revenue (subject to the two conditions below) for products that embed the BEA Software (the "PNR"). This pricing assumes no exposure of the BEA products' APIs to Licensee's customers. These pricing schedules are based upon a $100,000 initial prepayment of license fees and the PNR shall decrease as the cumulative license fees paid during the term of this Agreement increases. These schedules will be effective for three (3) years from the Effective Date, automatically renewing to subsequent years.


         ------------------------------- ------------------------------------
         Cumulative License Fees         PNR for embedded Use
         ------------------------------- ------------------------------------
         ------------------------------- ------------------------------------
               $100,000 - $250,000                        7%
         ------------------------------- ------------------------------------
         ------------------------------- ------------------------------------
               $250,001 - $500,000                        6%
         ------------------------------- ------------------------------------
         ------------------------------- ------------------------------------
             $500,001 - < $1,000,000                      5%
         ------------------------------- ------------------------------------
         ------------------------------- ------------------------------------
                   >$1,000,000                            4%
         ------------------------------- ------------------------------------

                  provided that:

 - "Net Revenue" means the gross revenue generated from Licensee's sales or licensing of the Value Added Solution, less taxes, shipping, insurance and trade discounts. Except as provided below, for the purpose of calculating Net Revenue, if Licensee's trade discounts exceed 50% of the list price of the Value Added Solution the Net Revenue will be calculated by applying a fifty percent (50%) trade discount. The 50% discount restriction will be applied to the local list price in the country in which it is sold. If Licensee enters into an enterprise wide agreement with an End User where the total list price of Value Added Solutions sold equals or exceeds one million dollars ($1,000,000), then the trade discount cap set forth above may be increased up to seventy percent (70%). BEA also agrees to work with Licensee on large sales opportunities that may require the negotiation of special terms between BEA and Licensee; and

 - If the Value Added Solution is provided with other Licensee products, all trade discounts are apportioned pro-rata to the Value Added Solution, i.e., the ratio of Net Revenue to the total net revenue in the transaction is the same as the ratio of the list price of the Value Added Solution to the total list revenue in the transaction.


         Evaluation Licenses: Licensee will not be required to pay BEA a license fee for evaluation copies of the Value-Added Solution that Licensee provides to its End Users and Resellers.

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
                                PRICING SCHEDULE


EMBEDDED SHIPPING SUPPORT LEVEL:  7 x 24  Extended Operations Support

EMBEDDED SHIPPING SUPPORT FEES: For one (1) year from the Effective Date, BEA will hold firm annual Embedded Support Fees at the rates stated below. Annual Support Fees for the following years and for renewals shall be at the then-current fees and policies.

EMBEDDED SHIPPING SUPPORT: 23% of the License Fees for the BEA Software
                           ordered for Embedded Shipping use.

EMBEDDED SHIPPING SUPPORT CONTACTS:

         NAME  Sumit Chopra                       NAME  Apollo Aguilan

         PHONE  408-548-5655                      PHONE  408-548-5926

         E-MAIL  schopra@resonate.com             E-MAIL  aaguilan@resonate.com

DEVELOPMENT SUPPORT LEVEL:  5 x 8  Operations Support

DEVELOPMENT SUPPORT FEES: For one (1) year from the Effective Date, BEA will hold firm annual Development Support Fees at the rates stated below. Annual Support Fees for the following years and for renewals shall be at the then-current fees and policies.

DEVELOPMENT SUPPORT: 16% of the License Fees for the BEA Software ordered for Development use.


INITIAL ORDER: For a payment of $2000 (which includes $0 (zero) in License Fees and $2000 in Support Fees), BEA shall provide the following BEA Software and Support Services to Licensee: 5 WebLogic Server SDK development seats and one year of 5 x 8 Operations Level Support for the foregoing software.

PREPAYMENT: Licensee agrees to prepay $100,000 in License Fees. This Prepayment is non-cancelable and non-refundable.

TOTAL PAYMENT: Licensee's total payment of $102,000 (which includes $2000 for the Initial Order and a $100,000 Prepayment) will be due net ninety (90) days from the Effective Date. BEA will invoice Licensee for this payment promptly after the Effective Date.



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